Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, April 28, 2011	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE QUARTER ENDED MARCH 31, 2011

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the quarter ended March 31, 2011.

As previously reported, the Company terminated the majority of the leases at our Gateway facility in exchange for the transfer of all improvements and personal property on the premises and the conveyance of 18.5 acres of owned land to one of the landlords. As we no longer have any operations at the facility, the results of operations for our Gateway facility are being reported as a discontinued operation. Accordingly, the accompanying consolidated financials statements have been reclassified to report separately the assets, liabilities and operating results of this discontinued operation.

The Company historically reports a loss in the first quarter due to the seasonality of our motorsports business. No major events were promoted during the first quarter of 2011 or 2010.

Revenues for the first quarter of 2011 were $130,000 compared with $55,000 in the first quarter of 2010. Operating and marketing expenses were $1,288,000 in the first quarter of 2011 compared to $1,395,000 for the comparable prior year period. The decrease is primarily due to the sale of the Memphis facility on January 31, 2011.

General and administrative expenses of $2,151,000 in the first quarter of 2011 were down from $2,486,000 for the same quarter last year. The decrease is due primarily to lower employee costs in Dover and Nashville and lower costs resulting from the sale of the Memphis facility.

Depreciation and amortization of $1,413,000 during the first quarter of 2011 was comparable to $1,415,000 in the first quarter of 2010.

Net interest expense was $841,000 in the first quarter of 2011 compared to $758,000 in the first quarter of 2010. The increase was due primarily to a higher average interest rate on our credit facility and the amortization of credit facility amendment fees.

Loss from continuing operations before income tax benefit for the quarter ended March 31, 2011 was $5,559,000 or $.10 per diluted share compared with $5,999,000 or $.11 per diluted share in the first quarter of 2010.

The effective income tax rate was 37.1% for the first quarter of 2011 and 2010.

Loss from discontinued operation, net of income tax benefit was $68,000 or $.00 per diluted share for the first quarter of 2011 compared to $827,000 or $.02 per diluted for the first quarter of 2010.

Net loss for the quarter ended March 31, 2011 was $3,566,000 or $.10 per diluted share compared with a loss of $4,599,000 or $.13 per diluted share for the comparable period of the prior year.

Net cash (used in) provided by operations was ($839,000) for the first quarter of 2011 compared to $8,000 for the first quarter of 2010. The decrease was primarily due to lower advance collections for our upcoming events, partially offset by the lower net loss and the timing of sanction fee payments for Nashville’s April NASCAR event weekend.

Capital spending was $123,000 in the first quarter of 2011 compared with $203,000 in the first quarter of 2010. The Company received proceeds of $1,875,000 related to the sale of the Memphis facility in January 2011.

At March 31, 2011, the Company’s total indebtedness was $37,500,000 compared with $41,300,000 at March 31, 2010.

As previously announced, on April 12, 2011, Dover Motorsports, Inc. and its wholly owned subsidiaries Dover International Speedway, Inc. and Nashville Speedway, USA, Inc., as co-borrowers, entered into a $65,000,000 secured credit agreement with a new bank group. The maximum borrowing limit under the facility reduces to $60,000,000 as of March 31, 2012 and $55,000,000 as of March 31, 2013 and the facility expires April 12, 2014. The credit facility contains more favorable interest rates and covenants.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate two motorsports tracks in two states and promote NASCAR sanctioned and other motorsports events. The Company owns and operates Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to www.dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Event-related	$30	$54
Other	100	1

	130	55

Expenses:
Operating and marketing	1,288	1,395
General and administrative	2,151	2,486
Depreciation and amortization	1,413	1,415

	4,852	5,296

Operating loss	(4,722)	(5,241)

Interest income	4	3
Interest expense	(845)	(761)
Other income	4	—

Loss from continuing operations before income tax benefit	(5,559)	(5,999)

Income tax benefit	2,061	2,227

Loss from continuing operations	(3,498)	(3,772)

Loss from discontinued operation, net of income tax benefit	(68)	(827)

Net loss	$(3,566)	$(4,599)

Net loss per common share - basic:
Continuing operations	$(0.10)	$(0.11)
Discontinued operation	—	(0.02)

Net loss	$(0.10)	$(0.13)

Net loss per common share - diluted:
Continuing operations	$(0.10)	$(0.11)
Discontinued operation	—	(0.02)

Net loss	$(0.10)	$(0.13)

Weighted average shares outstanding:
Basic	36,192	36,086
Diluted	36,192	36,086

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	March 31,	March 31,	December 31,
	2011	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$229	$359	$69
Accounts receivable	2,782	3,027	743
Inventories	236	247	232
Prepaid expenses and other	1,912	3,541	1,713
Prepaid income taxes	260	194	—
Deferred income taxes	231	115	242
Current assets held for sale	—	2,800	1,875
Current assets of discontinued operation	52	990	115

Total current assets	5,702	11,273	4,989

Property and equipment, net	115,039	120,494	116,330
Restricted cash	—	2,218	—
Other assets, net	543	548	527
Deferred income taxes	166	132	206
Non current assets of discontinued operation	—	10,086	233

Total assets	$121,450	$144,751	$122,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$232	$364	$142
Accrued liabilities	1,452	1,614	2,470
Payable to Dover Downs Gaming & Entertainment, Inc.	27	157	18
Income taxes payable	—	—	123
Deferred revenue	10,319	14,728	3,644
Current liabilities of discontinued operation	86	3,732	685

Total current liabilities	12,116	20,595	7,082

Revolving line of credit	37,500	41,300	38,200
Liability for pension benefits	2,299	1,776	2,291
Other liabilities	130	931	121
Non current income taxes payable	1,241	2,882	1,241
Deferred income taxes	17,099	19,023	18,843
Non current liabilities of discontinued operation	—	394	—

Total liabilities	70,385	86,901	67,778

Stockholders’ equity:
Common stock	1,832	1,821	1,820
Class A common stock	1,851	1,851	1,851
Additional paid-in capital	101,621	101,056	101,541
Accumulated deficit	(52,733)	(45,593)	(49,167)
Accumulated other comprehensive loss	(1,506)	(1,285)	(1,538)

Total stockholders’ equity	51,065	57,850	54,507

Total liabilities and stockholders’ equity	$121,450	$144,751	$122,285

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Operating activities:
Net loss	$(3,566)	$(4,599)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,413	1,582
Amortization of credit facility fees	156	93
Stock-based compensation	144	170
Deferred income taxes	(1,715)	(2,278)
Changes in assets and liabilities:
Accounts receivable	(1,994)	(2,371)
Inventories	(4)	(19)
Prepaid expenses and other	(343)	(2,390)
Prepaid income taxes/income taxes payable	(382)	(313)
Accounts payable	86	60
Accrued liabilities	(1,380)	(420)
Payable to Dover Downs Gaming & Entertainment, Inc.	9	152
Deferred revenue	6,675	10,167
Other liabilities	62	174

Net cash (used in) provided by operating activities	(839)	8

Investing activities:
Capital expenditures	(123)	(203)
Proceeds from the sale of property and equipment	1,875	—
Restricted cash	—	1,376
Proceeds from the sale of available-for-sale securities	69	—
Purchase of available-for-sale securities	(70)	—

Net cash provided by investing activities	1,751	1,173

Financing activities:
Borrowings from revolving line of credit	3,100	3,900
Repayments on revolving line of credit	(3,800)	(3,600)
Repayments of bonds payable	—	(1,235)
Repurchase of common stock	(52)	(42)

Net cash used in financing activities	(752)	(977)

Net increase in cash and cash equivalents	160	204
Cash and cash equivalents, beginning of period	69	155

Cash and cash equivalents, end of period	$229	$359